As filed with the Securities and Exchange Commission on August 6, 2013

Registration No. 333-50827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	41-0268370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Willow Lake Boulevard

St. Paul, Minnesota 55110-5101

(Address, including zip code, of registrant’s principal executive offices)

H.B. FULLER COMPANY

1998 DIRECTORS’ STOCK INCENTIVE PLAN

(Full title of the plan)

Timothy J. Keenan. Esq.

Vice President, General Counsel and Secretary

H.B. Fuller Company

1200 Willow Lake Boulevard

St. Paul, Minnesota 55110-5101

(651) 236-5900

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On April 23, 1998, H.B. Fuller Company (“H.B. Fuller”) filed a Form S-8 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission to register 800,000 shares (as adjusted for a two-for-one stock split in July 2006 and another two-for-one stock split in October 2001) of H.B Fuller common stock (the “Common Stock”) to be issued from time to time as awards to the Directors of H.B. Fuller pursuant to its 1998 Directors’ Stock Incentive Plan (the “Plan”).

Pursuant to the terms of the Plan, awards thereunder may no longer be granted. Accordingly, in accordance with an undertaking made by H.B. Fuller in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered which remain unsold at the termination of the offering, H.B Fuller hereby removes from registration all shares of Common Stock previously registered and remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on August 2, 2013.

H.B. FULLER COMPANY

By:	/s/ James R. Giertz
James R. Giertz
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ James J. Owens	President, Chief Executive Officer and Director	August 6, 2013
James J. Owens	(principal executive officer)

/s/ James R. Giertz	Executive Vice President and Chief Financial Officer	August 6, 2013
James R. Giertz	(principal financial officer)

/s/ James C. McCreary, Jr.	Vice President and Controller	August 6, 2013
James C. McCreary, Jr.	(principal accounting officer)

*	Director	August 6, 2013
Thomas W. Handley

*	Director	August 6, 2013
J. Michael Losh

*	Director	August 6, 2013
Lee R. Mitau

*	Director	August 6, 2013
Dante C. Parrini

*	Director	August 6, 2013
John C. van Roden, Jr.

*	Director	August 6, 2013
R. William Van Sant

* By:	/s/ Timothy J. Keenan
Timothy J. Keenan Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney